Exhibit 24.2

                                     FORM OF

                                POWER OF ATTORNEY

                       UNION PACIFIC RESOURCES GROUP INC.

   KNOW ALL MEN BY THESE PRESENTS, that _______________, a Director of Union Pacific Resources Group Inc., a Utah Corporation (the "Corporation"), hereby appoints JACK L. MESSMAN, JOSEPH A. LASALA, JR., and MARK L. JONES, and each of them acting individually, his true and lawful attorney, each with power to act without the other and full power of substitution, to execute, deliver and file, for and on his behalf, and in his name and in his capacity as Director, Registration Statements on Form S-8 (or other appropriate form) for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and any other documents in support thereof or supplemental or amendatory thereto, with respect to the Union Pacific Resources Group Inc. Executive Deferred Compensation Plan, 1995 Directors Stock Option Plan, Deferred Compensation Plan for the Board of Directors and Executive Incentive Plan hereby granting to such attorneys and each of them full power and authority to do and perform each and every act and thing whatsoever as such attorney or attorneys may deem necessary or advisable to carry out fully the intent of the foregoing as the undersigned might or could do personally or in his capacity as Director, hereby ratifying and confirming all acts and things which such attorney or attorneys may do or cause to be done by virtue of this power of attorney.

   IN WITNESS WHEREOF, the undersigned has executed this power of attorney as of this 5th day of September, 1997.



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